UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________________

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)     January 14, 2003 (January 3, 2003)

VANGUARD HEALTH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	333-71934	62-1698183
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
20 Burton Hills Boulevard, Suite 100, Nashville, Tennessee		37215
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including area code        (615) 665-6000

______________________________

Item 2.

Acquisition or Disposition of Assets.

On January 3, 2003, but effective as of 12:01 A.M. on January 1, 2003, a limited partnership ( the “San Antonio Partnership”) which is owned by subsidiaries of Vanguard Health Systems, Inc. (“Vanguard”) acquired  the assets constituting five acute care hospitals aggregating 1,537 licensed beds in San Antonio, Texas (Baptist Medical Center, North Central Baptist Hospital, Northeast Baptist Hospital, Southeast Baptist Hospital and St. Luke’s Baptist Hospital )  from Baptist Health System, a Texas  non-profit corporation (“BHS”). Vanguard’s base purchase price for the assets acquired was $295 million, and was paid $247 million in cash and $48 million (the “Non-Cash Consideration”) in Vanguard equity and convertible subordinated debt securities.  The base purchase price was adjusted upward at the closing by approximately $4.4 million to reimburse BHS for certain capital expenditures made by BHS after execution of the Purchase and Sale Agreement ( the “Purchase Agreement”) by Vanguard and BHS on October 8, 2002. The final purchase price  is subject to a further adjustment up or down based upon changes in the level of BHS’ working capital during the period prior to the closing date, such amount to be determined by Vanguard and BHS within 90 days after the closing date.

Pursuant to the Purchase Agreement, the assets which Vanguard acquired included the fixed assets of the five acute care hospitals mentioned above,  BHS’ current assets ( except for cash, short term investments and certain other excluded assets) and all of BHS’ health care facilities and businesses in San Antonio and surrounding areas of South Texas related to the operations of the hospitals. The Company plans to continue operating the assets acquired as acute care hospitals, and to continue the operations of  such related health care facilities and businesses. In connection with the closing, Vanguard also assumed certain of BHS’ current liabilities as of the closing date related to the assets purchased. For the year ended August 31, 2002, BHS  reported total operating revenues of approximately $431 million.

The Non-Cash Consideration paid to BHS for the assets included (i) $30 million of Vanguard’s Payable In Kind Cumulative Redeemable Convertible Preferred Stock, Series B (the “PIK Preferred”),  issued pursuant to an instrument  dated December 17, 2002 and entitled  “Certificate of Designations, Preferences and Rights of Payable in Kind Cumulative Redeemable Convertible Preferred Stock, Series B” (the “Preferred Stock Designations”)  in the form of the instrument attached as part of Exhibit 3  to this report; (ii) $17,641,800 of Vanguard’s convertible subordinated notes,  issued pursuant to an instrument dated January 1, 2003 and entitled “8.18% Convertible Subordinated Note due 2013” (the “Subordinated Notes”)  in the form of Exhibit 4  to this report; and (iii) 19.9% of the shares of the Vanguard subsidiary (the “Joint Venture Corporation”) which is the sole general partner of, and owns a 2% partnership interest in, the San

Antonio Partnership, such shares being valued by Vanguard at $358,200.  The PIK Preferred (i) pays a cash dividend of 6.25% provided at Vanguard’s option for eight years after issuance, such dividend may be paid in additional shares of PIK Preferred; (ii) must be redeemed by Vanguard on January 31, 2015 or earlier upon a change of control of Vanguard; and (iii) is convertible at any time into shares of Vanguard’s common stock at a $3,500 per share conversion price.  The Subordinated Notes (i) provide for annual interest payments at a 8.18% interest rate; (ii) provide that the  principal amount thereof is all due on the tenth anniversary of the closing of the transaction provided that the Notes are payable earlier upon a change of control of Vanguard; (iii) are not redeemable by Vanguard for the  first five years after closing and then provide for redemption  premiums of 102% and 101% of the outstanding principal amount commencing on the fifth and sixth anniversaries, respectively, of the date of closing of the transaction, with redemption thereafter being available at par; and (iv) are convertible at any time into shares of Vanguard’s common stock at a $3,500 per share conversion price.

In the Purchase Agreement, Vanguard has agreed during the first six years after closing of this transaction to expend, or commit to expend in a binding contract, not less than $200 million for capital expenditures in respect of  the  acquired businesses in the San Antonio metropolitan area, with $75 million of such capital expenditures being required during the first two years after closing. Vanguard has also agreed to maintain the five acquired hospitals and certain core services for seven years after the transaction is consummated; to maintain and expand through new initiatives the Baptist mission and approach to health care that BHS has historically used in its operations of the facilities; and to maintain the historical, annual level of BHS’ charity care to indigent and low-income patients for at least seven years after the transaction is consummated. However, commencing on  the first anniversary of the closing date, the required  annual amount of such charity care is subject to an annual adjustment upwards or downwards if the adjusted patients days of the hospitals should increase or decrease, as the case may be.

Vanguard has also agreed in the Purchase Agreement that BHS shall be entitled to designate three of the seven members of the Board of Directors of the Joint Venture Corporation which is the sole general partner of the San Antonio Partnership. Also, Vanguard has agreed that BHS may designate members to any Baptist Health System advisory Board of Trustees that Vanguard may establish to oversee the advisory boards of trustees of the five hospitals, such designation to be in the same proportion as BHS  designates members  to the Board of Directors of the Joint Venture Corporation. In addition, pursuant to an Agreement Between the Shareholders of the Joint Venture Corporation (the “Shareholders Agreement”), executed at the closing  in the form of the instrument attached as Exhibit 10.1 to this report, Vanguard has agreed that it will not allow certain designated “Major Decisions” in respect of the acquired health care facilities to be made without the approval of BHS. Such Major Decisions include large purchases or sales of assets by the Joint Venture Corporation or the San Antonio Partnership, the closure of the hospitals owned by the San Antonio Partnership,  a change in the charity care, abortion or sterilization policies of the acquired hospitals or issuances of additional shares by the Joint Venture Corporation or additional partnership interests by the San Antonio Partnership. However, BHS loses its ability to designate the members of the Boards referred to above and to participate in such Major Decisions if it should sell down the $48 million of Non-Cash Consideration which it received at closing to a level below $17.6 million. In addition, pursuant to a License Agreement (the “License Agreement”), executed at the closing in the form of the instrument attached as Exhibit 10.2 to this report, BHS has given Vanguard a perpetual, paid-up license to use the name “Baptist”, and derivatives thereof,  in the operation of the health care assets purchased, subject to BHS’ right to terminate the license (i) if Vanguard should breach its post-closing covenants under the Purchase Agreement or the Shareholders Agreement or (ii) if BHS reasonably determines that the actions of Vanguard or its affiliates are likely to compromise the integrity or the ongoing business or reputation of BHS.

Vanguard’s financing for the cash portion of the purchase price  consisted of available funds, the approximately $50 million proceeds of recent private sales of its common stock to existing shareholders and certain members of management,  and the proceeds of borrowings of $150 million of term loans (such loans having  a maturity date of January 2, 2010) under an expanded credit facility.  In connection with the closing,  Vanguard  expanded  its  $125 million revolving loan facility by adding a term loan facility to the current facility which allowed Vanguard to borrow at the closing $150 million in term loans pursuant to an Incremental Term Loan Commitment Agreement dated as of January 3, 2003, in the form of Exhibit 10.5 to this report. Bank of America, N.A.  underwrote and arranged the new  term loan facility.

Prior to the closing of this acquisition,  the lenders to Vanguard’s  revolving loan facility  approved  amendments thereto ( in the forms of First Amendment to Credit Agreement dated as of October 8, 2002 and Second Amendment to Credit Agreement dated as of December 31, 2002, which are attached to this report as Exhibits 10.3 and 10.4, respectively) consenting to Vanguard’s acquisition of the BHS health care assets, Vanguard’s issuance of the Non-Cash Consideration at the closing of the transaction and certain changes to the covenants and other provisions set forth in the credit facility, to enable Vanguard to honor its post-closing covenants to BHS in the Purchase Agreement and otherwise have the ability to properly operate all of its health care facilities after consummation of the transaction.

As a result of consummation of this acquisition, Vanguard owns and operates as of January 3, 2003, 15 acute care hospitals and complementary ancillary facilities in Chicago, IL; Orange County, CA; Phoenix, AZ; and San Antonio, TX.

The foregoing description of the Purchase Agreement, the Preferred Stock Designations, the Subordinated Notes, the Shareholders Agreement, the License Agreement, the Incremental Term Loan Commitment Agreement and  the First and Second Amendments to the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to copies of these instruments which  are  filed as  Exhibits to this report. In addition, on January 3, 2003, Vanguard  issued the press release about the transaction which is attached as Exhibit 99 to this report.

Item 7.	Financial Statements and Exhibits.

	(a)	Financial Statements of Business Acquired.

The required audited financial statements of the Baptist Health System as of and for the fiscal years ended August 31, 2002, 2001 and 2000, and the unaudited financial statements for the four-month periods ended December 31, 2002 and 2001, will be filed by amendment to this Form 8-K within 60 days after January 18, 2003, the date by which this report was required to be filed.

	(b)	Pro Forma Financial Information.

The required pro forma financial statements, giving effect to the asset purchase as if it had occurred on December 31, 2002, as to the balance sheet, and on July 1, 2002 and 2001, as to the statements of operations, will be filed by amendment to this Form 8-K within 60 days after January 18, 2003, the date by which this report was required to be filed.

	(c)	Exhibits.

2

Purchase and Sale Agreement, dated as of October 8, 2002, by and among Baptist Health System, VHS San Antonio Partners, L.P. and Vanguard Health Systems, Inc. (Incorporated by reference from Exhibit 10.1 to Vanguard’s Current Report on Form 8-K dated October 9, 2002.)

		3	Certificate of Incorporation.

		4	8.18% Convertible Subordinated Notes due 2013 of Vanguard Health Systems, Inc. dated January 1, 2003.

		10.1	Agreement Between the Shareholders of VHS Acquisition Subsidiary Number 5, Inc. dated as of January 1, 2003.
-5-
		10.2	License Agreement between Baptist Health System and VHS San Antonio Partners, L.P. dated as of January 1, 2003.

10.3

First Amendment to Credit Agreement, dated as of October 8, 2002, among Vanguard Health Systems, Inc., as Borrower, Bank of America, N.A., as Administrative Agent, and the lenders parties thereto. ( Incorporated by reference to Exhibit 10.6 to Vanguard’s Current Report on Form 8-K dated October 9, 2002.)

		10.4	Second Amendment to Credit Agreement, dated as of December 31, 2002, among Vanguard Health Systems, Inc., as Borrower, Bank of America, N.A.., as Administrative Agent, and the lenders parties thereto

10.5

Incremental Term Loan Commitment Agreement, dated as of January 3, 2003, among Vanguard Health Systems, Inc., as Borrower, Bank of America, N.A., as Administrative Agent, and the term loan lenders party thereto.

		99	Press Release of Vanguard Health Systems, Inc. dated January 3, 2003. (Incorporated by reference to Exhibit 99 to Vanguard’s Current Report on Form 8-K dated January 3, 2003.)

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:   January 14, 2003                                            VANGUARD HEALTH SYSTEMS, INC.
                                                                                                            (Registrant)

                                                                                    BY: /s/ Ronald P. Soltman
                                                                                           Ronald P. Soltman
                                                                                           Executive Vice President

VANGUARD HEALTH SYSTEMS, INC.
EXHIBIT INDEX

Exhibit No.	Subject Matter

2

Purchase and Sale Agreement, dated as of October 8, 2002, by and among Baptist Health System, VHS San Antonio Partners, L.P. and Vanguard Health Systems, Inc. ( Incorporated by reference from Exhibit 10.1 to Vanguard’s Current Report on Form 8-K dated October 9, 2002.)

3	Certificate of Incorporation.

4	8.18% Convertible Subordinated Notes due 2013 of Vanguard Health Systems, Inc. dated January 1, 2003.

10.1	Agreement Between the Shareholders of VHS Acquisition Subsidiary Number 5, Inc. dated as of January 1, 2003.

10.2	License Agreement between Baptist Health System and VHS San Antonio Partners, L.P. dated as of January 1, 2003.

10.3

First Amendment to Credit Agreement, dated as of October 8, 2002, among Vanguard Health Systems, Inc., as Borrower, Bank of America, N.A., as Administrative Agent, and the lenders parties thereto.( Incorporated by reference to Exhibit 10.6 to Vanguard’s Current Report on Form 8-K dated October 9, 2002.)

10.4	Second Amendment to Credit Agreement, dated as of December 31, 2002, among Vanguard Health Systems, Inc., as Borrower, Bank of America, N.A.., as Administrative Agent, and the lenders parties thereto.

10.5

Incremental Term Loan Commitment Agreement, dated as of January 3, 2003, among Vanguard Health Systems, Inc., as Borrower, Bank of America, N.A., as Administrative Agent, and the term loan lenders party thereto.

99	Press Release of Vanguard Health Systems, Inc. dated January 3, 2003. (Incorporated by reference to Exhibit 99 to Vanguard’s Current Report on Form 8-K dated January 3, 2003.)